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                                                              Exhibit 3.5

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ACCELGRAPHICS, INC.



         The following Amended and Restated Certificate of Incorporation of AccelGraphics, Inc. amends and restates the provisions of and supersedes the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March ____, 1997 in its entirety.

         FIRST: The name of this corporation is AccelGraphics, Inc. (the "corporation").

         SECOND: The address of the corporation's registered office in the State of Delaware is The Corporation Service Company, 1013 Centre Road, County of New Castle, Wilmington, Delaware 19805. The name of its registered agent at such address is The Corporation Service Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: (A)      This corporation is authorized to issue 52,000,000
shares of its capital stock, which shall be divided into two classes known as Common Stock and Preferred Stock, respectively.

                          (B)     The total number of shares of Common Stock
which this corporation is authorized to issue is 50,000,000 with a par value of $0.001 per share. The total number of shares of Preferred Stock which this corporation is authorized to issue is 2,000,000 with a par value of $0.001 per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this corporation is hereby authorized, within the limitations and restrictions prescribed by law or stated in this Certificate of Incorporation, and by filing a certificate pursuant to applicable law of the State of Delaware, to provide for the issuance of Preferred Stock in series and (i) to establish from time to time the number of shares to be included in each such series; (ii) to fix the voting powers, designations, powers, preferences and relative, participating, optional or other rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, conversion rates, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock; and
(iii) to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.








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In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         FIFTH: In furtherance and not in limitation of powers conferred by statute, the Board of Directors of the corporation is expressly authorized to make, alter or repeal Bylaws of the corporation.

         SIXTH: No action shall be taken by the stockholders of the corporation other than at an annual or special meeting of the stockholders, upon due notice and in accordance with the provisions of the corporation's Bylaws.

         SEVENTH: Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the corporation.

         EIGHTH: (A)      To the fullest extent permitted by the Delaware
General Corporation Law, as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                          (B)     The corporation shall indemnify to the
fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

                          (C)     Neither any amendment nor repeal of this
Article EIGHTH, nor the adoption of any provision of this corporation's Certificate of Incorporation inconsistent with this Article EIGHTH shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         NINTH:  The corporation is to have perpetual existence.

         TENTH: The number of directors which will constitute the whole Board of Directors of the corporation shall be designated in the Bylaws of the corporation.

         ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws of the corporation.





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         TWELFTH:  "Exempt from Section 2115 of the California Corporations
Code" as used in this Amended and Restated Certificate of Incorporation shall mean such time when the corporation has outstanding securities listed on the New York Stock Exchange or the American Stock Exchange or has outstanding securities designated as qualified for trading as a national market security on the National Association of Securities Dealers Automatic Quotation System (or such successor national market system) and when the corporation has at least 800 holders of its equity securities. For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, its directors and its stockholders or any class thereof, as the case may be, it is further provided that, effective on the record date of the first annual meeting of stockholders when the Company is Exempt from Section 2115 of the California Corporations Code:

                 (A) The Board of Directors of the corporation shall divide the directors into three classes, as nearly equal in number as reasonably possible with the term of office of the first class to expire at the 1998 annual meeting of stockholders or any special meeting in lieu thereof (or the next consecutive annual meeting of stockholders when the Company is Exempt from Section 2115 of the California Corporations Code), the term of office of the second class to expire at the 1999 annual meeting of stockholders or any special meeting in lieu thereof (or the next consecutive annual meeting of stockholders when the Company is Exempt from Section 2115 of the California Corporations Code) and the term of office of the third class to expire at the 2000 annual meeting of stockholders or any special meeting in lieu thereof (or the next consecutive annual meeting of stockholders when the Company is Exempt from Section 2115 of the California Corporations Code). At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

                 (B) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or his or her prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships


















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shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Notwithstanding the foregoing provisions of this Article TWELFTH, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                 (C) There shall be no right with respect to shares of stock of the corporation to cumulate votes in the election of directors.

         The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the corporation in accordance with the provisions of Sections 242 and 245 of the General Corporate Law of the State of Delaware, as amended.














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         IN WITNESS WHEREOF, the undersigned have executed this certificate on
______ ___, 1997.



                                        _______________________________________
                                        Jeffrey W. Dunn, President and
                                        Chief Executive Officer





                                        _______________________________________
                                        Michael W. Hall, Secretary



         The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Certificate of Incorporation and know the contents thereof, and that the statements therein are true.

         Executed at San Jose, California on _______ ___, 1997.





                                        _______________________________________
                                        Jeffrey W. Dunn, President and
                                        Chief Executive Officer





                                        _______________________________________
                                        Michael W. Hall, Secretary













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